SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

                                                                                                                    July 1, 2005
Date of Report (Date of earliest event reported)

                                                                                   Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

                                                                                                               (212) 344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 8.01- Other Events

On July 1, 2005, Bartech Mediterranean Ltd., (“BTM”), a wholly owned subsidiary of Hotel Outsource Services, Inc., (“HOMI”) received notice from Bartech E.M.E.A (“Bartech”) terminating two distribution agreements between BTM and Bartech for the following territories: (a)Turkey and Jordan and (b) South Africa. A sub-distribution agreement between BTM, Bartech and Protel Bilgisayar Ltd., a Turkish company, has also been terminated. For the year ended December 31, 2004, and the six months ended June 30, 2005, neither of these distribution agreements, nor the sub-distribution agreement, has resulted in any revenues for BTM. The termination of these agreements will be effective July 31, 2005, and is not expected to materially effect HOMI.

All three of the cancelled agreements relate solely to the sale and distribution of mini-bars. They will not effect outsourcing rights, the main focus of HOMI’s business.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

July 7, 2005	Hotel Outsource Management International, Inc.

/s/ Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Office